RYAM Reports First Quarter 2026 Results
•Net Sales for the quarter of $319 million, down $34 million from prior year quarter
•Net Loss for the quarter of $81 million, a decline of $49 million from prior year quarter, inclusive of non-cash permanent idling charges of $41 million
•Adjusted EBITDA for the quarter of $8 million, down $9 million from prior year quarter
•Cash Provided by Operating Activities of $32 million; Adjusted Free Cash Flow generation of $12 million
•Total Debt of $763 million and Net Secured Debt of $705 million with a covenant net secured leverage ratio of 4.3 times
JACKSONVILLE, Fla., May 5, 2026 — Rayonier Advanced Materials Inc. (NYSE:RYAM) (the “Company”) today reported results for its first quarter ended March 28, 2026.
“Our first quarter performance was consistent with the trajectory we outlined in March, with early progress on pricing and mix in Cellulose Specialties and positive adjusted free cash flow despite a low earnings base,” said Marcus Moeltner, Office of the CEO, Chief Financial Officer and Senior Vice President of Finance.
Moeltner added, “As previously announced, we are conducting a review of a range of strategic and financial alternatives to maximize shareholder value, including continued execution of our standalone plan. In light of recent unsolicited indications of interest and the Board’s responsibility to evaluate the full range of value-maximizing options available to the Company, we believe this is the appropriate time to undertake that review. While that process is underway, our focus remains on executing our operating plan, strengthening earnings and cash flow, and advancing our Cellulose Specialties leadership initiative.
“2026 remains a transition year that depends on sequential improvement, and we have a defined path to build earnings momentum over the balance of the year. Our priorities remain unchanged, and we continue to expect full-year EBITDA above 2025 levels and positive free cash flow in 2026. By continuing to execute our strategic leadership initiatives, we are laying the foundation for stronger performance in 2027 and beyond.”
CORPORATE HEADQUARTERS
1301 Riverplace Boulevard Suite 2300 Jacksonville, FL 32207
904.357.4600 fax 904.357.9101 www.RYAM.com

First Quarter 2026 Financial Results
The Company reported a net loss of $81 million, or $(1.22) per diluted share, for the quarter ended March 28, 2026, compared to a net loss of $32 million, or $(0.49) per diluted share, for the prior year quarter.
Beginning in January 2026, the Company reorganized its segment structure and now operates in two segments:
•High Purity Cellulose: formerly the segments of Cellulose Specialties, Cellulose Commodities and Biomaterials
•Paperboard & High Yield Pulp: formerly the segments of Paperboard and High Yield Pulp
Prior period segment results have been recast to align with this new segment reporting structure.
Net sales were comprised of the following for the periods presented:

	Three Months Ended
(in millions)	March 28, 2026	December 31, 2025	March 29, 2025
High Purity Cellulose	$263	$345	$279
Paperboard & High Yield Pulp	56	67	74
Net sales	$319	$412	$353
Operating income (loss) was comprised of the following for the periods presented:

	Three Months Ended
(in millions)	March 28, 2026	December 31, 2025	March 29, 2025
High Purity Cellulose	$(43)	$33	$20
Paperboard & High Yield Pulp	(10)	(7)	(9)
Corporate & Other	(12)	(15)	(26)
Operating income (loss)	$(65)	$11	$(15)
High Purity Cellulose
In April 2026, an isolated fire occurred on the B production line of the Company’s HPC plant in Jesup, Georgia during its scheduled annual maintenance outage. There were no injuries to employees or contractors and no impact on the surrounding community. Production lines A and C resumed operations as scheduled following the maintenance outage and the B line resumed operations within one week of the fire. The total impact of the fire is estimated at under $5 million.
Net Sales
Net sales for the quarter decreased $16 million, or 6%, compared to the prior year quarter, driven by:
•Cellulose sales volume increase of 5%, driven by mix that included a 58% increase in cellulose commodities (CC) sales volume that was partially offset by a 35% decrease in cellulose specialties (CS) sales volume.
–CC sales volume increased as the Company executed its CS leadership initiatives and shifted production toward commodity products.
–CS sales volume declined as the Company executed its CS leadership initiatives, with the decline further impacted by elevated inventory levels in the acetate market and softer demand in the ethers market.
•Cellulose average sales price decrease of 11%, including an 11% decrease in CC average sales price that was partially offset by a 17% increase in CS average sales price.
•CS average sales price increase was driven by improved pricing of newly negotiated contracts. The Company remains on track to securing value-based pricing for its 2026 CS portfolio.
•CC average sales price decline was due to softer global commodity pricing.
•Partially offsetting the decreases above was an increase in biomaterials and other net sales from $11 million to $13 million, primarily driven by 2G bioethanol fuel and lignosulfonates.
CORPORATE HEADQUARTERS
1301 Riverplace Boulevard Suite 2300 Jacksonville, FL 32207
904.357.4600 fax 904.357.9101 www.RYAM.com

Operating Income (Loss)
Operating results for the quarter declined $63 million, or 315%, compared to the prior year quarter, driven by:
•Non-cash permanent idling charges of $41 million in the current quarter as a result of the decision to permanently cease dissolving wood pulp production at the Temiscaming HPC plant.
•Decrease in net sales discussed above, primarily the decrease in variable margin resulting from the lower CS sales volumes.
•Higher labor and maintenance costs.
These decreases were partially offset by:
•Lower wood costs.
•Insurance recovery of $4 million related to the 2024 Jesup plant fire.
•Lower energy costs, driven by a $3 million higher benefit from sales of excess emission allowances in the current quarter compared to the prior year quarter.
Paperboard & High Yield Pulp
Net Sales
Net sales for the quarter decreased $18 million, or 24%, compared to the prior year quarter, driven by:
•Total sales volume decrease of 26%, due to 5% and 42% decreases for paperboard (PBD) and high yield pulp (HYP), respectively.
•Total average sales price increase of 2%, despite 10% and 3% decreases for PBD and HYP, respectively, due to a higher mix of PBD sales.
These decreases were driven by:
•Increased competitive activity in PBD due to the startup of new U.S. capacity in mid-year 2025.
•Continued oversupply of domestic HYP in Asia.
•Weaker demand for paper and packaging materials due to global economic uncertainty.
Partially offsetting these decreases were higher sales of folding packaging PBD grades due to increased focus on this market segment.
Operating Loss
Operating loss for the quarter increased $1 million, or 11%, compared to the prior year quarter, driven by:
•Decrease in net sales discussed above.
•Increase in logistics costs due to higher ocean freight rates for shipments to Asia as a result of the current geopolitical environment.
•Impact of market downtime taken in the current quarter.
Partially offsetting these decreases were:
•Lower energy costs due to higher offsetting electricity production and sales.
•Lower purchased pulp costs.
Corporate & Other
Operating loss for the quarter improved $14 million, or 54%, compared to the prior year quarter, driven by:
•Lower environmental remediation expense driven by the $12 million charge incurred in the prior year quarter.
•Favorable foreign exchange rates in the current quarter compared to unfavorable rates in the prior year quarter.
CORPORATE HEADQUARTERS
1301 Riverplace Boulevard Suite 2300 Jacksonville, FL 32207
904.357.4600 fax 904.357.9101 www.RYAM.com

Liquidity
The Company ended the first quarter with $160 million of global liquidity, including $68 million of cash, $88 million of borrowing capacity under the ABL Credit Facility and $4 million of availability under the France factoring facility.
As of March 28, 2026, the Company’s consolidated net secured leverage ratio was 4.3 times covenant EBITDA.
Conference Call Information
RYAM will host a conference call and live webcast at 9:00 a.m. ET on Wednesday, May 6, 2026, to discuss these results. Supplemental materials and access to the live audio webcast will be available at www.RYAM.com. A replay of this webcast will be archived on the Company’s website shortly after the call.
Investors may listen to the conference call by dialing 800-715-9871 (U.S. & Canada Toll-Free) or +1 (646) 307-1963 (International) and entering Conference ID 3159397. An audio replay of the teleconference will be available one hour after the call ends until 11:59 p.m. ET on Wednesday, May 13, 2026. To access the replay, please dial +1 (800) 770-2030 (U.S. & Canada Toll-Free) or +1 (609) 800-9909 (International) and enter Playback ID 3159397 followed by the # key.
About RYAM
RYAM is a global leader of high purity cellulose commonly used in the production of filters, food, pharmaceuticals, high performance plastics, propellants and various other industrial applications. RYAM’s specialized assets, capable of creating the world’s leading cellulose specialties products, are also used to produce cellulose viscose pulp, cellulose fluff pulp, paperboard, high yield pulp and various value-added co-products, including biofuels, bioelectricity and lignin. With manufacturing operations in the U.S., Canada and France, RYAM generated $1.5 billion of revenue in 2025. More information is available at www.RYAM.com.
Contacts

Media	Ryan Houck	904-357-9134
Investors	Daniel Bradley	904-549-7396
Forward-Looking Statements
Certain statements in this document regarding anticipated financial, business, legal or other outcomes, including business and market conditions, outlook and other similar statements relating to future events, developments or financial or operational performance or results, are “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements are identified by the use of words such as “may,” “will,” “should,” “expect,” “estimate,” “target,” “believe,” “intend,” “plan,” “forecast,” “anticipate,” “guidance” and other similar language. However, the absence of these or similar words or expressions does not mean a statement is not forward-looking. Forward-looking statements are not guarantees of future performance or events and undue reliance should not be placed on these statements. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that these expectations will be attained, and it is possible that actual results may differ materially from those indicated by these forward-looking statements due to various risks and uncertainties. All statements made in this earnings release are made only as of the date set forth at the beginning of this release. The Company undertakes no obligation to update the information made in this release in the event facts or circumstances change after the date of this release. The Company has not filed its Form 10-Q for the quarter ended March 28, 2026. As a result, all financial results described in this earnings release should be considered preliminary, and are subject to change to reflect any necessary adjustments or changes in accounting estimates, that are identified prior to the time the Company files its Form 10-Q.
The Company’s operations are subject to a number of risks, including, but not limited to, those listed below. When considering an investment in the Company’s securities, you should carefully read and consider these risks, together with all other information in the Company’s Annual Report on Form 10-K and other filings and submissions to the SEC, which provide more information and detail on the risks described below. If any of the events described in the following risk factors occur, the Company’s business, financial condition, operating results and cash flows, as well as the market price of the Company’s securities, could be materially adversely affected. These risks and events include, without limitation: Macroeconomic and Industry Risks The Company’s business, financial condition and results of operations could be adversely affected by disruptions in the global economy caused by geopolitical instability and related impacts. The businesses the Company operates are highly competitive and many of them are cyclical, which may result in fluctuations in pricing and volume that can materially adversely affect the Company’s business, financial condition, results of operations and cash flows. Changes in the availability and price of raw materials and energy and continued inflationary pressure could have a material adverse effect on the Company’s business, financial condition and results of operations. The Company is subject to material risks associated with doing business outside of the United States. Foreign currency exchange fluctuations may have a material adverse impact on the Company’s business, financial condition and results of operations. Restrictions on trade through tariffs, countervailing and anti-dumping duties, quotas and other trade barriers, in the United States and internationally, could
CORPORATE HEADQUARTERS
1301 Riverplace Boulevard Suite 2300 Jacksonville, FL 32207
904.357.4600 fax 904.357.9101 www.RYAM.com

materially adversely affect the Company’s ability to access certain markets. Business and Operational Risks The Company’s ten largest customers represented a significant portion of the Company’s 2025 revenue and the loss of all or a substantial portion of revenue from these customers would likely have a material adverse effect on the Company’s business. A material disruption at any of the Company’s manufacturing plants could prevent the Company from meeting customer demand, reduce sales and profitability, increase the cost of production and capital needs, or otherwise materially adversely affect the Company’s business, financial condition and results of operations. Unfavorable changes in the availability of, and prices for, wood fiber may have a material adverse impact on the Company’s business, financial condition and results of operations. The Company depends on third parties for transportation services and unfavorable changes in the cost and availability of transportation could materially adversely affect the Company’s business. Substantial capital is required to maintain the Company’s production facilities, and the cost to repair or replace equipment, as well as the associated downtime, could materially adversely affect the Company’s business. The Company faces risks to its assets, including the potential for substantial impairment of long-lived assets. The Company may be required to recognize a significant non-cash charge to earnings if its recorded deferred tax assets are deemed unrealizable. Failure to maintain satisfactory labor relations could have a material adverse effect on the Company’s business. The Company depends on attracting and retaining key personnel, the loss of whom could materially adversely affect the Company’s business. Failure to meet the Company’s customers’ needs through the development of new products or the discovery of new applications for existing products, or the inability to protect the intellectual property underlying new products or applications, could have a material adverse impact on the Company’s business. Failure to integrate AI and similar advanced technologies into the Company’s business processes may materially adversely affect the Company’s competitive position and results of operations. Loss of Company intellectual property and sensitive data or disruption of manufacturing operations due to a cybersecurity incident could materially adversely impact the business. Our strategic initiatives and operating priorities may not achieve their intended results. Challenges and uncertainties in executing the Company’s strategy to grow its Biomaterials business may adversely impact its business and financial results. Regulatory and Environmental Risks The Company’s business is subject to extensive environmental laws, regulations and permits that may materially restrict or adversely affect how the Company conducts business and its financial results. The potential long-term impact of climate-related risks remain uncertain at this time. Regulatory measures to address climate change may materially restrict how the Company conducts business or adversely affect its financial results. Financial Risks The Company may need to make significant additional cash contributions to its retirement benefit plans if investment returns on pension assets are lower than expected or interest rates decline, and/or due to changes to regulatory, accounting and actuarial requirements. The Company has debt obligations that could materially adversely affect the Company’s business and its ability to meet its obligations. Covenants in the Company’s debt agreements may impair its ability to operate its business. Challenges in the commercial and credit environments may materially adversely affect the Company’s future access to capital. The Company may require additional financing in the future to meet its capital needs or to make acquisitions, and such financing may not be available on favorable terms, if at all, and may be dilutive to existing stockholders. Common Stock and Certain Corporate Matters Risks Stockholders’ ownership in RYAM may be diluted. Certain provisions in the Company’s amended and restated certificate of incorporation and bylaws, as well as Delaware law, could prevent or delay an acquisition of the Company, which could decrease the price of its common stock.
Other important factors that could cause actual results or events to differ materially from those expressed in forward-looking statements that may have been made in this document are described or will be described in the Company’s filings with the U.S. Securities and Exchange Commission, including the Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. The Company assumes no obligation to update these statements except as is required by law.
Non-GAAP Financial Measures
This earnings release and the accompanying schedules contain certain non-GAAP financial measures, including EBITDA, Adjusted EBITDA, Adjusted Free Cash Flow, Adjusted Net Debt and Net Secured Debt. The Company believes these non-GAAP financial measures provide useful information to its Board of Directors, management and investors regarding its financial condition and results of operations. Management uses these non-GAAP financial measures to compare its performance to that of prior periods for trend analyses, to determine management incentive compensation and for budgeting, forecasting and planning purposes.
The Company does not consider these non-GAAP financial measures an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they may exclude significant expense and income items that are required by GAAP to be recognized in the consolidated financial statements. In addition, they reflect the exercise of management’s judgment about which expense and income items are excluded or included in determining these non-GAAP financial measures. In order to compensate for these limitations, reconciliations of the non-GAAP financial measures to their most directly comparable GAAP financial measures are provided below. Non-GAAP financial measures are not necessarily indicative of results that may be generated in future periods and should not be relied upon, in whole or part, in evaluating the financial condition, results of operations or future prospects of the Company.

CORPORATE HEADQUARTERS
1301 Riverplace Boulevard Suite 2300 Jacksonville, FL 32207
904.357.4600 fax 904.357.9101 www.RYAM.com

Rayonier Advanced Materials Inc.
Condensed Consolidated Statements of Operations
(Unaudited)
(in millions, except share and per share information)

	Three Months Ended
	March 28, 2026	December 31, 2025	March 29, 2025
Net sales	$319	$412	$353
Cost of sales	(327)	(375)	(329)
Gross margin	(8)	37	24
Selling, general and administrative expense	(19)	(19)	(23)
Foreign exchange gain (loss)	1	(1)	(1)
Temiscaming HPC permanent idling charges	(41)	—	—
Other operating income (expense), net	2	(6)	(15)
Operating income (loss)	(65)	11	(15)
Interest expense	(23)	(26)	(24)
Other income (expense), net	—	(2)	2
Loss before income tax	(88)	(17)	(37)
Income tax benefit	7	—	5
Equity in loss of equity method investment	—	(4)	—
Net loss	(81)	(21)	(32)
Net income attributable to redeemable noncontrolling interest	—	—	—
Net loss attributable to RYAM	$(81)	$(21)	$(32)

Net loss per common share - Basic and Diluted	$(1.22)	$(0.32)	$(0.49)
Weighted average shares used in determining EPS - Basic and Diluted	67,133,754	67,005,593	66,216,983
A

Rayonier Advanced Materials Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
(in millions)

	March 28, 2026	December 31, 2025
Assets
Cash and cash equivalents	$68	$75
Other current assets	461	493
Property, plant and equipment, net	965	1,015
Other assets	173	175
Total assets	$1,667	$1,758

Liabilities, Redeemable Noncontrolling Interest and Stockholders’ Equity
Debt due within one year	$28	$21
Other current liabilities	357	339
Long-term debt	735	758
Non-current environmental liabilities	173	173
Other liabilities	133	139
Redeemable noncontrolling interest	12	11
Stockholders’ equity	229	317
Total liabilities, redeemable noncontrolling interest and stockholders’ equity	$1,667	$1,758
B

Rayonier Advanced Materials Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(in millions)

	Three Months Ended
	March 28, 2026	March 29, 2025
Operating Activities
Net loss	$(81)	$(32)
Adjustments to reconcile net loss to cash provided by operating activities:
Depreciation and amortization	33	31
Temiscaming HPC permanent idling charges - accelerated depreciation	35	—
Temiscaming HPC permanent idling charges - other asset adjustments	6	—
Changes in working capital and other assets and liabilities	47	31
Other	(8)	10
Cash provided by operating activities	32	40

Investing Activities
Capital expenditures, net of proceeds from sale of property, plant and equipment	(22)	(38)
Insurance recoveries on property damage	2	—
Cash used in investing activities	(20)	(38)

Financing Activities
Changes in debt principal balance	(16)	2
Other	(2)	(3)
Cash used in financing activities	(18)	(1)

Net increase (decrease) in cash and cash equivalents	(6)	1
Net effect of foreign exchange on cash and cash equivalents	(1)	4
Balance, beginning of period	75	125
Balance, end of period	$68	$130
C

Rayonier Advanced Materials Inc.
Average Sales Price and Sales Volumes
(Unaudited)

	Three Months Ended
	March 28, 2026	December 31, 2025	March 29, 2025
Average Sales Price ($ per metric ton)
Total Cellulose	$1,219	$1,379	$1,371
Cellulose Specialties	$2,040	$1,875	$1,750
Cellulose Commodities	$770	$806	$863
Paperboard & High Yield Pulp	$884	$825	$870
Paperboard	$1,194	$1,272	$1,321
High Yield Pulp (external sales)	$504	$487	$518

Sales Volume (‘000s of metric tons)
Total Cellulose	205	239	195
Cellulose Specialties	72	128	111
Cellulose Commodities	133	111	84
Paperboard & High Yield Pulp	63	81	85
Paperboard	35	35	37
High Yield Pulp (external sales)	28	46	48
D

Rayonier Advanced Materials Inc.
Reconciliation of Non-GAAP Measures
(Unaudited)
(in millions)
EBITDA and Adjusted EBITDA by Segment(a)

	Three Months Ended March 28, 2026
	High Purity Cellulose	Paperboard & High Yield Pulp	Corporate & Other	Total
Net loss	$(45)	$(9)	$(27)	$(81)
Net income attributable to redeemable noncontrolling interest	—	—	—	—
Net loss attributable to RYAM	(45)	(9)	(27)	(81)
Depreciation and amortization	28	4	1	33
Temiscaming HPC permanent idling - accelerated depreciation	35	—	—	35
Interest expense, net	—	—	22	22
Income tax benefit	—	—	(7)	(7)
EBITDA attributable to RYAM	18	(5)	(11)	2
Temiscaming HPC permanent idling - other asset adjustments	6	—	—	6
Adjusted EBITDA attributable to RYAM	$24	$(5)	$(11)	$8

	Three Months Ended December 31, 2025
	High Purity Cellulose	Paperboard & High Yield Pulp	Corporate & Other	Total
Net income (loss)	$30	$(6)	$(45)	$(21)
Net income attributable to redeemable noncontrolling interest	—	—	—	—
Net income (loss) attributable to RYAM	30	(6)	(45)	(21)
Depreciation and amortization	32	5	1	38
Interest expense, net	—	—	26	26
Income tax expense	—	—	—	—
EBITDA attributable to RYAM	62	(1)	(18)	43
Pension settlement loss	—	—	2	2
Indefinite suspension charges	1	—	—	1
Adjusted EBITDA attributable to RYAM	$63	$(1)	$(16)	$46

	Three Months Ended March 29, 2025
	High Purity Cellulose	Paperboard & High Yield Pulp	Corporate & Other	Total
Net income (loss)	$20	$(8)	$(44)	$(32)
Net income attributable to redeemable noncontrolling interest	—	—	—	—
Net income (loss) attributable to RYAM	20	(8)	(44)	(32)
Depreciation and amortization	26	6	(1)	31
Interest expense, net	—	—	23	23
Income tax benefit	—	—	(5)	(5)
EBITDA and Adjusted EBITDA attributable to RYAM	$46	$(2)	$(27)	$17

(a)EBITDA is defined as net income (loss) before interest, taxes, depreciation and amortization. Adjusted EBITDA is defined as EBITDA adjusted for items that management believes are not representative of core operations. EBITDA and Adjusted EBITDA are non-GAAP measures used by management, existing stockholders and potential stockholders to measure how the Company is performing relative to the assets under management.
E

Rayonier Advanced Materials Inc.
Reconciliation of Non-GAAP Measures (Continued)
(Unaudited)
(in millions)
Adjusted Free Cash Flow(a)

	Three Months Ended
	March 28, 2026	March 29, 2025
Cash provided by operating activities	$32	$40
Capital expenditures, net	(20)	(38)
Adjusted Free Cash Flow	$12	$2

(a)Beginning in the fourth quarter of 2025, Adjusted Free Cash Flow is defined as cash provided by (used in) operating activities adjusted for capital expenditures, net of proceeds from the sale of property, plant and equipment and insurance claims. Adjusted Free Cash Flow for the quarter ended March 29, 2025 has been recalculated according to this new definition. Adjusted Free Cash Flow is a non-GAAP measure of cash generated during a period that is available for dividend distribution, debt reduction, strategic acquisitions and repurchase of the Company’s common stock.
Adjusted Net Debt and Net Secured Debt(a)

	March 28, 2026	December 31, 2025
Debt due within one year	$28	$21
Long-term debt	735	758
Total debt	763	779
Unamortized premium, discount and issuance costs	39	41
Cash and cash equivalents	(68)	(75)
Adjusted Net Debt	734	745
Unsecured debt	(29)	(30)
Net Secured Debt	$705	$715

(a)Adjusted Net Debt is defined as the amount of debt after the consideration of debt premium, discount and issuance costs, less cash. Net Secured Debt is defined as Adjusted Net Debt less unsecured debt.
F